PRICING SUPPLEMENT NO. 104                                        Rule 424(b)(3)
DATED:  June 23, 1999                                         File No. 333-61437
(To Prospectus dated August 26, 1998 and
Prospectus Supplement dated August 26, 1998

                         THE BEAR STEARNS COMPANIES INC.

                           Medium-Term Notes, Series B

             With Minimum Maturity of Nine Months from Date of Issue

Principal Amount: $100,000,000                       Floating Rate Notes [_]             Book Entry Notes [x]
Original Issue Date: 6/28/99                         Fixed Rate Notes [x]                Certificated Notes [_]

Maturity Date: 6/28/2000                             CUSIP#: 073928 KD 4

Option to Extend Maturity:                           No  [x]
                                                     Yes [_]   Final Maturity Date:

                                                                    Optional                         Optional
                                   Redemption                       Repayment                        Repayment
Redeemable On                      Price(s)                         Date(s)                          Price(s)
N/A                                N/A                              N/A                              N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:  5.750%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                                                  Maximum Interest Rate:

[_]        Commercial Paper Rate                                      Minimum Interest Rate:

[_]        Federal Funds Rate                                         Interest Reset Date(s):

[_]        Treasury Rate                                              Interest Reset Period:

[_]        LIBOR Reuters                                              Interest Payment Date(s):

[_]        LIBOR Telerate

[_]        Prime Rate

[_]        CMT Rate

Initial Interest Rate:                                                Interest Payment Period:


 Index Maturity:

 Spread (plus or minus):

----------------------

*    On 12/28/99 and 6/28/2000.

     The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.